Exhibit 24

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard K. Goeltz, Stephen P. Norman and Louise M. Parent and each of them severally, his or her true and lawful attorney-in-fact, with power to act with or without each other and with power of substitution and resubstitution, to execute in his or her name, place and stead in capacity as a director or officer of American Express Company, a Registration Statement covering debt securities preferred shares, common shares and warrants of American Express Company in such amounts as may result in proceeds to American Express Company of up to an aggregate of $1,500,000,000, any and all amendments to such Registration Statement, with exhibits thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

         This Power of Attorney may be executed in counterparts.

         IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 28th day of July, 1997.

                                              AMERICAN EXPRESS COMPANY

                                              By: /s/ Richard K. Goeltz
                                                 -------------------------------
                                                 Richard K. Goeltz
                                                 Vice Chairman and
                                                     Chief Financial Officer

[CORPORATE SEAL]

Attest

/s/ Stephen P. Norman
----------------------------
Stephen P. Norman
Secretary

By /s/ Harvey Golub                         By /s/ Charles W. Duncan Jr.
-----------------------------               ------------------------------
Harvey Golub                                Charles W. Duncan Jr.
Chairman, Chief Executive                   Director
     Officer and Director

By /s/ Kenneth I. Chenault                  By /s/ Beverly Sills Greenough
-----------------------------               ------------------------------
Kenneth I. Chenault                         Beverly Sills Greenough
President, Chief Operating                  Director
     Officer and Director

By /s/ Richard K. Goeltz                    By /s/ F. Ross Johnson
-----------------------------               ------------------------------
Richard K. Goeltz                           F. Ross Johnson
Vice Chairman and                           Director
     Chief Financial Officer

By /s/ Daniel T. Henry                      By /s/ Vernon E. Jordan Jr.
-----------------------------               ------------------------------
Daniel T. Henry                             Vernon E. Jordan Jr.
Senior Vice President and                   Director
      Comptroller

By /s/ Daniel F. Akerson                    By /s/ Jan Leschly
-----------------------------               ------------------------------
Daniel F. Akerson                           Jan Leschly
Director                                    Director

By /s/ Anne L. Armstrong                    By /s/ Drew Lewis
-----------------------------               ------------------------------
Anne L. Armstrong                           Drew Lewis
Director                                    Director

By /s/ Edwin L. Artzt                       By /s/ Aldo Papone
-----------------------------               ------------------------------
Edwin L. Artzt                              Aldo Papone
Director                                    Director

By /s/ William G. Bowen                     By /s/ Frank P. Popoff
-----------------------------               ------------------------------
William G. Bowen                            Frank P. Popoff
Director                                    Director